UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2016

TRIBUNE PUBLISHING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On April 1, 2016, the Board of Directors (the “Board”) of Tribune Publishing Company (the “Company”) increased the size of the Board from seven to ten, in accordance with Article Fifth, Section 2 of the Company’s Amended and Restated Certificate of Incorporation and Section 2.02 of the Company’s Amended and Restated By-laws. To fill the newly-created vacancies, the Board immediately thereafter appointed each of Carol Crenshaw, Richard A. Reck and Donald Tang.
Carol Crenshaw, 59, is the Chief Financial Officer and Vice President of Finance for The Chicago Community Trust, a community foundation dedicated to improving the Chicagoland region through strategic grant making, civic engagement and inspiring philanthropy. She joined The Chicago Community Trust in 1983 as assistant controller, was promoted to controller in 1984, and has served in her current role since 1994. Prior to joining The Chicago Community Trust, she was an auditor with the certified public accounting firm of KPMG Peat Marwick/Chicago. Ms. Crenshaw is a member of the Accounting Practices Committee of Community Foundations, a trustee of the John L. Patten Charitable Trust and a member of the board of directors of Northern Illinois University Foundation. Ms. Crenshaw is a certified public accountant and holds a B.S. from Northern Illinois University.
Richard A. Reck, 66, is the founder and President of Business Strategy Advisors LLC, a business strategy consultancy firm that focuses on serving technology-based and entertainment companies, and has served in such capacity since August 2002. Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained employed there until his retirement as a partner in July 2002. He currently serves on the board of directors, as well as the audit and compensation committees, of Interactive Intelligence, Inc., a public communications software company. Mr. Reck also serves on the board of directors of each of SilkRoad, Inc., a private multinational human capital management software company, and Ultra Corporation, a private IT consultancy firm. Mr. Reck is a registered certified public accountant in Illinois and holds a B.A. from DePauw University and an M.B.A. in Accounting from the University of Michigan.
Donald Tang, 52, is founder and managing partner of Tang Media Partners, an organization focusing on the global entertainment and media business with particular emphasis on transactions between China and the United States. Mr. Tang is also a founder of Daley & Tang Partners, LLC. Prior to his current position, Mr. Tang was Vice Chairman of Bear Stearns & Co., Chairman and President of Bear Stearns International Holdings, and Chairman and CEO of Bear Stearns Asia, Ltd. During his time with Bear Sterns, Mr. Tang was responsible for developing five product areas, including equities, fixed income, investment banking, wealth management, and derivatives. Mr. Tang did undergraduate work at the East China Institute of Technology in Shanghai, and holds a B.S. from California State University Polytechnic of Pomona.
Each of Ms. Crenshaw and Messrs. Reck and Tang will be compensated for service as a director pursuant to the Company’s non-employee director compensation program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY
Date: April 5, 2016	By: /s/ Julie K. Xanders Name: Julie K. Xanders Title: Executive Vice President, General Counsel & Secretary